Exhibit 16.1

July 23, 2010

Securities and Exchange Commission

450 Fifth Street, Northwest

Washington, D.C. 20549

Re:         PTS., Inc.

                              Form 8-K/A Amendment No. 1

To the Securities and Exchange Commission:

Please be advised that we have been presented with a copy of Amendment No. 1 to Form 8-K (File No. 000-25485) of PTS, Inc. (“Company”) and have reviewed the same. We agree with the statements made by the Company in Amendment No. 1 to the Form 8-K.

We consent to the filing of this letter as Exhibit 16.1 Amendment No. 1 to the Form 8-K.

Very truly yours,

/s/ Lynda R. Keeton CPA, LLC

Lynda R. Keeton CPA, LLC

Henderson, NV